Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2010;

ANNOUNCES SECOND QUARTER ACQUISITIONS;

AND REAFFIRMS FULL YEAR 2010 GUIDANCE RANGES

NEWPORT BEACH, CA—July 28, 2010–Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the second quarter and six months ended June 30, 2010.

Second Quarter and First Six Months 2010 Financial Results

Revenue for the second quarter of 2010 was $121.4 million compared to $130.0 million in the second quarter of 2009. On a sequential basis, revenue increased 2.3% to $121.4 million in the second quarter of 2010 compared to $118.7 million in the first quarter of 2010. For the first six months of 2010, revenue was $240.1 million compared to $261.8 million in the same period of 2009.

Alliance’s Adjusted EBITDA (as defined below) was $42.5 million in the second quarter of 2010 compared to $48.0 million in the second quarter of 2009. On a sequential basis, Adjusted EBITDA increased 5.8% to $42.5 million in the second quarter of 2010 compared to $40.2 million in the first quarter of 2010. For the first six months of 2010, Adjusted EBITDA totaled $82.7 million compared to $95.8 million in the first six months of 2009.

Earnings per share on a diluted basis, computed in accordance with generally accepted accounting principles (“GAAP”), were $0.00 per share in the second quarter of 2010 and $0.08 per share in the second quarter of 2009. In the second quarter of 2010 earnings per share on a diluted basis were impacted by ($0.01) in the aggregate due to fair value adjustments related to interest rate swaps, severance and related costs and mergers and acquisitions transaction costs.

Alliance’s net income, computed in accordance with GAAP, totaled $0.1 million in the second quarter of 2010 compared to net income of $4.2 million in the second quarter of 2009.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “I am encouraged by Alliance HealthCare Services’ financial performance which reflects continued sequential stability in our business as reflected in our first and second quarter 2010 operating results. The Imaging Division’s sales and operations teams have effectively managed the MRI revenue gap, which is positive in the second quarter. While macro economic trends, especially the national unemployment rate and a significant decline in managed care enrollment continue to impact volumes, our improved Adjusted EBITDA margins reflect our sequential growth in revenue and a continued focus on reducing operating costs.”

Alliance HealthCare Services

Press Release

July 28, 2010

Cash flows provided by operating activities were $21.9 million in the second quarter of 2010 compared to $28.4 million in the second quarter of 2009, and totaled $52.5 million and $61.3 million in the first six months of 2010 and 2009, respectively. Capital expenditures in the second quarter of 2010 were $8.0 million compared to $19.0 million in the second quarter of 2009, and were $28.2 million and $33.9 million for the first six months of 2010 and 2009, respectively. Alliance opened two new fixed-site imaging centers in the second quarter of 2010 and a total of six new fixed-site imaging centers in the first six months of 2010.

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, totaled $560.6 million at June 30, 2010 and $556.0 million at December 31, 2009. In the first six months of 2010, the Company invested $22.2 million in acquisitions. Cash and cash equivalents were $96.9 million at June 30, 2010 and $111.9 million at December 31, 2009. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 3.3x for the twelve month period ended June 30, 2010.

The Company’s total long-term debt (including current maturities) decreased to $657.5 million at June 30, 2010 from $667.9 million at December 31, 2009. The Company’s total debt divided by last twelve months Adjusted EBITDA (pro forma for acquisitions during the period) was 3.8x for the twelve month period ended June 30, 2010.

Acquisitions

In the second quarter, Alliance purchased a majority interest of Radiology 24|7, a teleradiology services company, which provides final, subspecialty professional radiology interpretation services for MRI, PET/CT, CT, mammography, ultrasound, X-Ray and other imaging modalities in 16 states. The purchase price totaled $8.9 million in cash and $4.4 million in assumed liabilities.

Also in the second quarter, Alliance purchased all of the outstanding membership interests of a fixed-site imaging center located in Anchorage, Alaska. The center operates in a Certificate-of-Need state, and is a multi-modality imaging center which provides MRI, CT, digital mammography, X-Ray and other imaging services. The purchase price totaled $14.3 million in cash and assumed liabilities.

As previously announced, in July 2010 Alliance acquired certain assets from Arkansas Cancer Center, P.A., located in Pine Bluff, AR. This is Alliance Oncology’s third Arkansas-based radiation therapy facility and is a strategic addition to the Company’s Bethesda cancer network, now totaling ten centers located throughout Alabama, Mississippi, Arkansas and Missouri. The purchase price totaled $10.0 million in cash and assumed liabilities.

Mr. Viviano added that “We have seen a substantial increase in M&A activity as Alliance completed three acquisitions since the beginning of the second quarter with aggregate consideration and assumed liabilities of $37.6 million. The addition of Radiology 24|7 allows us to meet the needs of Alliance’s hospital clients and radiology groups by providing final and subspecialty teleradiology professional services. The acquisition of the Anchorage fixed-site imaging center in a CON-protected state allows us to successfully expand into the Alaska market and is also in-line with our acquisition strategy. Finally, the acquisition of the Arkansas Cancer Center illustrates the continued strong growth of Alliance Oncology.”

Alliance HealthCare Services

Press Release

July 28, 2010

Full Year 2010 Guidance

Alliance is reaffirming the following full year 2010 guidance ranges as follows:

Guidance Ranges
(Dollars in millions)
Revenue	$470 - $500
Adjusted EBITDA	$155 - $180
Cash capital expenditures	$65 - $75
Decrease in long-term debt, net of the change in cash and cash equivalents (before acquisitions)	$30 - $50
Fixed-site imaging center openings	20 - 25
Radiation oncology center openings	5 - 8

Second Quarter 2010 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing second quarter 2010 results. The conference call is scheduled for Thursday, July 29 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International). Interested parties should call at least 5 minutes prior to the call to register. A telephone replay will be available until October 29, 2010. The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The conference call identification number is 88795232.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Alliance HealthCare Services

Press Release

July 28, 2010

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 2,300 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 514 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 120 locations across the country. Alliance also operates 25 radiation therapy centers, providing state-of-the-art treatment and care for cancer patients.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the implementation of strategic initiatives, the integration of acquired businesses into the Company, the opening of new imaging and radiation oncology centers, and the Company’s full year 2010 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

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ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenues	$130,016	$121,407	$261,804	$240,068

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	67,666	65,181	136,545	130,407
Selling, general and administrative expenses	17,426	16,514	35,319	32,631
Transaction costs	370	436	801	787
Severance and related costs	106	81	288	543
Depreciation expense	23,544	23,094	47,194	46,785
Amortization expense	2,761	3,087	5,537	5,893
Interest expense and other, net	11,537	12,819	22,214	26,123
Other (income) and expense, net	(378)	32	(634)	(328)

Total costs and expenses	123,032	121,244	247,264	242,841

Income (loss) before income taxes, earnings from unconsolidated investees, and noncontrolling interest, net of taxes	6,984	163	14,540	(2,773)

Income tax expense (benefit)	3,055	(73)	6,216	(686)
Earnings from unconsolidated investees	(831)	(1,071)	(1,418)	(1,978)

Net income (loss)	4,760	1,307	9,742	(109)
Less: Net income attributable to noncontrolling interest, net of tax	(593)	(1,227)	(1,247)	(1,974)

Net income (loss) attributable to Alliance HealthCare Services, Inc.	$4,167	$80	$8,495	$(2,083)

Comprehensive income (loss), net of taxes
Net income (loss) attributable to Alliance HealthCare Services, Inc.	$4,167	$80	$8,495	$(2,083)
Unrealized gain (loss) on hedging transactions, net of taxes	702	133	(160)	628

Comprehensive income (loss), net of taxes:	$4,869	$213	$8,335	$(1,455)

Earnings (loss) per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.08	$0.00	$0.16	$(0.04)

Diluted	$0.08	$0.00	$0.16	$(0.04)

Weighted average number of shares of common stock and common stock equivalents:
Basic	51,655	52,748	51,653	52,752
Diluted	52,158	52,850	52,222	52,752

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31,	June 30,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$111,884	$96,863
Accounts receivable, net of allowance for doubtful accounts	61,912	66,183
Deferred income taxes	19,058	19,058
Prepaid expenses and other current assets	9,184	8,608
Other receivables	4,197	3,190

Total current assets	206,235	193,902

Equipment, at cost	863,804	871,856
Less accumulated depreciation	(523,748)	(550,747)

Equipment, net	340,056	321,109

Goodwill	194,243	208,325
Other intangible assets, net	100,188	110,445
Deferred financing costs, net	17,143	16,151
Other assets	29,971	30,784

Total assets	$887,836	$880,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,888	$15,067
Accrued compensation and related expenses	17,311	16,464
Accrued interest payable	3,789	5,781
Other accrued liabilities	32,887	39,153
Current portion of long-term debt	16,902	10,419

Total current liabilities	94,777	86,884

Long-term debt, net of current portion	463,455	459,414
Senior notes	187,533	187,668
Other liabilities	3,737	3,027
Deferred income taxes	103,572	102,650

Total liabilities	853,074	839,643

Stockholders’ equity:
Common stock	516	523
Treasury stock	(2,333)	(2,333)
Additional paid-in capital	10,652	13,553
Accumulated comprehensive loss	(2,392)	(1,764)
Retained earnings	21,477	19,394

Total stockholders’ equity attributable to Alliance HealthCare Services, Inc.	27,920	29,373
Noncontrolling interest	6,842	11,700

Total stockholders’ equity	34,762	41,073

Total liabilities and stockholders’ equity	$887,836	$880,716

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2009	2010
Operating activities:
Net income (loss)	$9,742	$(109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for doubtful accounts	1,712	294
Share-based payment	3,030	2,844
Depreciation and amortization	52,731	52,678
Amortization of deferred financing costs	1,161	1,340
Accretion of discount on long term debt	1,123	756
Adjustment of derivatives to fair value	(553)	(196)
Distributions (less than) greater than undistributed earnings from investees	(92)	842
Deferred income taxes	4,426	(1,355)
Excess tax benefit from share-based payment arrangements	(8)	—
Gain on sale of assets	(753)	(328)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,586)	(2,915)
Prepaid expenses and other current assets	3,452	617
Other receivables	214	1,007
Other assets	(6,274)	(667)
Accounts payable	(1,403)	(4,842)
Accrued compensation and related expenses	(3,016)	(891)
Accrued interest payable	(263)	1,992
Income taxes payable	81	105
Other accrued liabilities	754	1,336
Other liabilities	(162)	—

Net cash provided by operating activities	61,316	52,508

Investing activities:
Equipment purchases	(33,864)	(28,232)
Decrease (increase) in deposits on equipment	3,069	(5,356)
Acquisitions, net of cash received	(1,343)	(22,732)
Decrease in cash in escrow	2,780	485
Investment in unconsolidated joint venture	(240)	—
Proceeds from sale of assets	4,336	1,876

Net cash used in investing activities	(25,262)	(53,959)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2009	2010
Financing activities:
Principal payments on equipment debt	(4,207)	(3,621)
Proceeds from equipment debt	415	358
Principal payments on term loan facility	—	(2,300)
Principal payments on senior subordinated notes	—	(5,582)
Payments of debt issuance costs	(207)	(348)
Noncontrolling interest in subsidiaries	(2,505)	(2,152)
Proceeds from shared-based payment arrangements	49	75
Excess tax benefit from share-based payment arrangements	8	—

Net cash used in financing activities	(6,447)	(13,570)

Net increase (decrease) in cash and cash equivalents	29,607	(15,021)
Cash and cash equivalents, beginning of period	73,305	111,884

Cash and cash equivalents, end of period	$102,912	$96,863

Supplemental disclosure of cash flow information:
Interest paid	$20,843	$20,811
Income taxes paid, net of refunds	(1,249)	149

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$429	$53
Capital lease obligations related to the purchase of equipment	5,307	—
Capital lease obligations transferred	(707)	—
Comprehensive (loss) gain from hedging transactions, net of taxes	(160)	628
Equipment purchases in accounts payable	118	178
Contingent consideration for acquisitions	—	3,775

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology business is performing and is being managed. Management believes that Adjusted EBITDA is a particularly useful comparative measure within the Company’s industry. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology business.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income, as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net income attributable to Alliance HealthCare Services, Inc.	$4,167	$80	$8,495	$(2,083)
Income tax expense (benefit)	3,055	(73)	6,216	(686)
Interest expense and other, net	11,537	12,819	22,214	26,123
Amortization expense	2,761	3,087	5,537	5,893
Depreciation expense	23,544	23,094	47,194	46,785
Share-based payment (included in selling, general and administrative expenses)	1,351	1,324	2,998	2,830
Noncontrolling interest in subsidiaries	593	1,227	1,247	1,974
Severance and related costs	106	81	288	543
Transaction costs	370	436	801	787
Other non-cash charges (included in other income and expenses, net)	522	429	849	508

Adjusted EBITDA	$48,006	$42,504	$95,839	$82,674

The reconciliation from net income to Adjusted EBITDA for the 2010 guidance range is shown below (in millions):

	2010 Full Year
	Guidance Range
Net (loss) income	($5)	$5
Income tax (benefit) expense	(4)	4
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	164	171

Adjusted EBITDA	$155	$180

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	Second Quarter Ended
	June 30,
	2009	2010
MRI
Average number of total systems	285.0	275.0
Average number of scan-based systems	246.5	235.5
Scans per system per day (scan-based systems)	9.15	8.41
Total number of scan-based MRI scans	152,839	129,241
Price per scan	$375.38	$380.29
Scan-based MRI revenue (in millions)	$57.4	$49.1
Non-scan based MRI revenue (in millions)	5.2	5.0
Total MRI revenue (in millions)	$62.6	$54.1

PET and PET/CT
Average number of systems	115.9	119.3
Scans per system per day	6.03	5.74
Total number of PET and PET/CT scans	45,557	44,569
Price per scan	$1,108	$1,066
Total PET and PET/CT revenue (in millions)	$51.7	$48.3

Revenue breakdown (in millions)
Total MRI revenue	$62.6	$54.1
PET and PET/CT revenue	51.7	48.3
Radiation oncology revenue	8.7	10.4
Other modalities and other revenue	7.0	8.6

Total revenues	$130.0	$121.4

Total fixed-site revenue (in millions)	2009	2010
Second quarter ended June 30	$29.8	$29.1

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts. The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended June 30, 2010 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2008
Third Quarter	(7.0)	2.2	(4.8)
Fourth Quarter	(7.7)	4.0	(3.7)

2009
First Quarter	(5.7)	2.3	(3.4)
Second Quarter	(9.0)	6.8	(2.2)
Third Quarter	(12.5)	4.2	(8.3)
Fourth Quarter	(12.8)	7.4	(5.4)

2010
First Quarter	(7.3)	5.2	(2.1)
Second Quarter	(5.6)	6.6	1.0

Last Twelve Months Ended
June 30, 2010	($38.2)	$23.4	($14.8)